Electronic Articles of Incorporation
For

P16000049627
FILED
June 06, 2016
Sec. Of State
jahickman

NEXTGLOCAL INC

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

NEXTGLOCAL INC

Article II

The principal place of business address:

123 TOWN SQUARE PLACE
SUITE 382
JERSEY CITY, NJ. US 07310

The mailing address of the corporation is:

123 TOWN SQUARE PLACE
SUITE 382
JERSEY CITY, NJ. US 07310

Article III

The purpose for which this corporation is organized is:

FINANCIAL SERVICES

Article IV

The number of shares the corporation is authorized to issue is:

1500

Article V

The name and Florida street address of the registered agent is:

CORPORATION SERVICE COMPANY
1201 HAYS STREET
TALLAHASSEE, FL. 32301

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: AMANDA FARRELL

P16000049627
FILED
June 06, 2016
Sec. Of State
jahickman

Article VI

The name and address of the incorporator is:

PAUL APPEL
123 TOWN SQUARE PLACE
SUITE 382
JERSEY CITY,NJ 07310

Electronic Signature of Incorporator: PAUL APPEL

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: D
ARIK S MAIMON
123 TOWN SQUARE PLACE SUITE 382
JERSEY CITY, NJ. 07310 US

Title: D
SUDHAN THOMAS
123 TOWN SQUARE PLACE SUITE 382
JERSEY CITY, NJ. 07310 US